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                                  UNITED STATES
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
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

                               Tandy Corporation
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                     (Page from employee magazine Intercom
            to be distributed approximately first week of May, 2000)


(Annual Report cover here)

[RADIOSHACK LOGO]

Where America gets                                HOME CONNECTIVITY
Connected                                         STRATEGY HEADLINES
                                                  ANNUAL SHAREHOLDERS
                                                  MEETING AGENDA
Tandy Corporation 1999
Annual Report

When:    10 a.m. CST, May 18, 2000

Where:   Renaissance Worthington Hotel, Fort Worth

Webcast: Listen to the address via the Internet! An audiocast will be available around the clock on RadioShack.com. Just click on Company Info and go to Investor Relations

   Len Roberts, chairman, president and CEO, Tandy Corporation/RadioShack, will recount a spectacular past year for the Company, a year that saw a record $4.1 billion in sales - RadioShack's strongest year in history - and a 139% increase in our stock price. In fact, Tandy ranked #11 in Total Return to Investors in the latest Year 2000 listing of the Fortune 500!

   Still, the review of such an outstanding year will take second place to the potential ahead of us. The meeting will explore our exciting business model in 2000 and beyond. The execution of all of the alliances and programs initiated in 1999 will be the real story, leading to our ultimate goal of becoming America's Home Connectivity Store.

Connecting Things, Connecting People, Connecting Places

   "Clearly, the pieces are in place for continual, consistent and profitable growth with only a minimal dilution of capital or management," says Roberts. "With core businesses in three key areas - parts and accessories, telecommunications, and home connectivity - a powerful, emerging web presence and our current and future alliance partners, we are highly relevant to today's and tomorrow's consumer."

   All employee shareholders are encouraged to read about the company's strategy in their copy of the new 1999 Annual Report. In fact, all employees can benefit from reading about our plans and goals in the report. Just visit RadioShack.com and go to Investor Relations under the Company Info heading.




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[RADIOSHACK LOGO]

Corporation name change to be decided by Tandy Shareholders

Perhaps the most exciting news announced for the May 18, 2000 meeting is the proposal to change the name of the Corporation from Tandy Corporation to RadioShack Corporation. Tandy filed its Definitive Proxy Statement with the Securities and Exchange Commission on March 30, 2000 and the votes from Tandy stockholders will be tallied during the meeting.

   "The reason we want to change the name is simple: Tandy is RadioShack and RadioShack is Tandy," says Len Roberts. "RadioShack Corporation accurately reflects our single retail concept and clearly communicates to consumers and stakeholders the confidence we have in RadioShack's powerful growth prospects as a retail service concept."